INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of American Management Systems, Incorporated on Form S-8 of our reports dated February 14, 2001, appearing in the Annual Report on Form 10-K of American Management Systems, Incorporated for the year ended December 31, 2000.

Deloitte & Touche LLP

McLean, Virginia
November 13, 2001